                                                                     Exhibit 4.2


THE SECURITIES EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

                                WARRANT AGREEMENT
                               FOR COMMON STOCK OF
                                BIOENVISION, INC.

Warrant No. 00-_______

                                                                175,000 WARRANTS

         THIS WARRANT CERTIFIES that, for value received, RRD INTERNATIONAL, LLC, a Delaware limited liability company, or its permitted assigns (collectively, the "Holder"), is entitled to purchase from Bioenvision, Inc., a Delaware corporation (the "Company"), at any time and from time to time, during the exercise period referred to in Section 1 hereof, One Hundred Seventy-Five Thousand (175,000) fully paid, validly issued and nonassessable shares (the "Warrant Shares") of common stock of the Company, par value $.001 per share (the "Common Stock") at the exercise price of $2.00 per share (the "Warrant Share Price"). Securities issued upon exercise of this Warrant and the exercise price payable therefor are subject to adjustment from time to time as hereinafter set forth. As used herein, the term "Warrant" shall include any warrant or warrants hereafter issued in consequence of the exercise of this Warrant in part or transfer of this Warrant in whole or in part.

         The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

1.       Exercise; Payment for Ownership Interest.

         (a) Upon the terms and subject to the conditions set forth herein, this Warrant shall vest and Warrants shall be exercisable in five equal installments upon the execution of this Agreement and the achievement of certain milestones set forth below in accordance with the following vesting schedule:

(i) 20% of this Warrant (representing 35,000 Warrant Shares) shall vest upon execution of this Agreement by both parties hereto.
(ii) 20% of this Warrant (representing 35,000 Warrant Shares) shall vest immediately upon completion of the pre-IND meeting for the Company's Modrenal product.
(iii) 20% of this Warrant (representing 35,000 Warrant shares) shall vest immediately upon filing of the IND for Modrenal.
(iv) 20% of this Warrant (representing 35,000 Warrant Shares) shall vest immediately upon completion of the following three activities in connection with the Phase II prostate cancer study for Modrenal:

         (a) preparation by Holder of protocol; and (b) preparation by Holder of case report forms; and (c) completion of site qualification and initiation visits by Holder.
(v) 20% of this Warrant (representing 35,000 Warrant Shares) shall vest immediately upon completion of the following two activities: (a) preparation of the initial strategic and operational plan ("the Plan") by Holder for development of the Company's Clofarabine product; and (b) as soon as the Holder commences its work with respect to the Plan.

Upon the achievement of each such milestone, this Warrant may be exercised for the Warrants vested with respect to such milestone by the Holder hereof at any time, or from time to time, on or after the date such milestone is achieved and prior to 5 p.m. New York time on the five-year anniversary of the achievement of the first milestone set forth in 1.A. above (the "Exercise Period"). Upon such exercise, Holder shall present and surrender this Warrant to the principal offices of the Company, or at the office of its Transfer Agent (as hereinafter defined), if any, together with the Purchase Form annexed hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Warrant Share Price multiplied by the number of Warrant Shares as to which this Warrant is then being exercised; provided, however, that in each case, the minimum number of Warrant Shares as to which this Warrant is being executed shall not be less than 10,000 Warrant Shares; provided; further, that prior to the expiration of the Exercise Period, in the event of (i) any merger, consolidation or sale of all or substantially all the assets of the Company resulting in a single transaction or series of related transactions, (ii) the acquisition by any person, entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of the Common Stock possessing a majority of the voting power to elect directors of the Company, or (iii) approval by the stockholders of the Company of a liquidation or dissolution of the Company, the Holder shall have the right to exercise this Warrant commencing at such time through the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. Any transfer of Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirement that such securities be registered under the Act, and applicable state securities laws, or exempt from registration under such laws to the reasonable satisfaction of the Company and its counsel. Except as provided in Section 1(c) hereof, the Holder of this Warrant shall be deemed to be a stockholder of the Warrant Shares as to which this Warrant is exercised in accordance herewith effective immediately after the close of business on the date on which the Holder shall have delivered to the Company this Warrant in proper form for exercise and payment by certified or official bank check or wire transfer of the cash purchase price for the number of Warrant Shares as to which the exercise is being made, or by delivery to the Company of securities of the Company having a value equal to the cash purchase price for such number of Warrant Shares determined in good faith by the Board of Directors of the Company as of the date of delivery, notwithstanding that the stock transfer books of the Company shall be then closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder.

         (b) Subject to Section 3 of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant so transferred shall be issued to the transferee and a new warrant evidencing the remaining portion of this Warrant not so transferred (the "New Warrant"), if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Any transfer or assignment of this Warrant and Warrant Shares obtained by the Holder in exercise of this Warrant is subject to the requirements that such securities be registered under the Act and applicable state securities laws or exempt from registration under such laws to the satisfaction of the Company and its counsel.

         (c) Right to Convert Warrant into Common Stock: Net Issuance.

                  (i) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert the vested portion of this Warrant or any portion thereof (the "Conversion Right" into shares of Common Stock as provided in this Section 1(c) at any time or from time to time during the term of this Warrant; provided, however, that in each case the minimum number of Warrant Shares as to which this Warrant is being exercised shall not be less than 10,000 Warrant Shares. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of the Warrant Share Price or any cash or other consideration) that number of shares of fully paid and non-assessable Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (ii) hereof), which value shall be determined by subtracting (A) the aggregate Warrant Share Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (Y) the fair market value of one share of Common Stock on the Conversion Date (as herein defined).

                  Expressed as a formula, such conversion shall be computed as follows:

                  X  =  B-A / Y

         where:   X  =  the number of shares of Common Stock that may be issued to holder,

                  Y  =  the fair market value ("FMV") of one share of Common
                        Stock,

                  A  =  the aggregate Warrant Share Price (Converted Warrant
                        Shares x Warrant Share Price), and

                  B  =  the aggregate FMV (ie; FMV x Converted Warrant Shares).

         No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share as of the Conversion Date (as herein defined).

                  (ii) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with the Purchase Form in the form attached hereto duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1(c)(i) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the Holder hereof, may be made contingent upon the occurrence of any of the events specified in Section 8. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

                  (iii) Determination of Fair Market Value. For purposes of this
                  Section 1(c), "fair market value" or "FMV" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded on such exchange;

                           (B) If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded over-the-counter; and

                           (C) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the board of directors of the Company.

2. Anti-Dilution Provisions. The Warrant Share Price in effect at any time and the number and kind of securities issuable upon exercise of this Warrant and the Warrant Share Price shall be subject to adjustment from time to time upon happening of certain events as follows:

         2.1      Adjustments.  If the Company:

                  (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

                  (ii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

                  (iii) issues, by reorganization or reclassification of its Common Stock, any shares of its capital stock;

then the number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted so that the Holder upon exercise hereof shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or issuance. If, as a result of an adjustment made pursuant to this Section 2.1, the Holder of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and any other class of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to all holders of Warrants promptly after such adjustment) shall determine the allocation of the adjusted Warrant Share Price between or among shares of such classes of capital stock or shares of Common Stock and such other class of capital stock.

The adjustment to the number of Warrant Shares purchasable upon the exercise of this Warrant described in this Section 2.1 shall be made each time any event listed in paragraphs (i) through (iii) of this Section 2.1 occurs.

         2.2 In the event that at any time, as a result of an adjustment made pursuant to this Section 2.1, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained herein.

         2.3 Other Action Affecting Warrant Shares. If the Company takes any action affecting its shares of Common Stock after the date hereof, that would be covered by Section 2.1 but for the manner in which such action is taken or structured, which would in any way diminish the value of this Warrant, then the Warrant Share Price shall be adjusted in such manner as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

         2.4 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the

Warrant Share Price pursuant to this Section 2, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, including a statement of the adjusted Warrant Share Price or adjusted number of shares of Common Stock, if any, issuable upon exercise of each Warrant, describing the transaction giving rise to such adjustments and showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith mail, by first class mail, postage prepaid, a copy of each such certificate to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, and to its Transfer Agent.

         2.5 Adjustment Calculations. No adjustment in the Warrant Share Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 2.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

3. No Voting Rights. Except as otherwise provided herein, this Warrant shall not be deemed to confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

4. Warrants Transferable. This Warrant and all rights hereunder are transferable, in whole or in part, at the principal offices of the Company by the Holder hereof, upon surrender of this Warrant properly endorsed; provided, however, that in each case the minimum number of Warrant Shares being transferred by the Holder shall not be less than 10,000 Warrant Shares; provided, further, however, that without the prior written consent of the Company, this Warrant and all rights hereunder may be transferred only (i) to an affiliate of the initial Holder hereof or successor in interest to any such person in a transaction exempt from registration under the Act; or (ii) pursuant to the registration of this Warrant or the Warrant Shares under the Act or subsequent to one year from the date hereof pursuant to an available exemption from such registration.

5. Warrants Exchangeable; Assignment; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, without expense, upon surrender hereof by the Holder hereof at the principal offices of the Company, or at the office of its Transfer Agent, if any, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such Warrant Shares as shall be designated by such Holder hereof at the time of such surrender. Upon surrender of this Warrant to the Company at its principal office, or at the office of its Transfer Agent, if any, with an instrument of assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company, or at the office of its Transfer Agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the Warrant Shares which may be subscribed for and purchased hereunder. Any such new Warrant executed and delivered shall constitute an additional contractual obligation of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

6. Legends; Investment Representations. Any certificate evidencing the securities issued upon exercise of this Warrant shall bear a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY OTHER APPLICABLE SECURITIES LAWS IS AVAILABLE.

Upon the registration, under the Act, of the securities issued upon exercise of the Warrant such legend shall be removed from the certificate evidencing such securities.

7. Modifications and Waivers. The Holder of this Warrant acknowledges and agrees that the terms of this Warrant may be amended, modified or waived only by the written agreement between the Holder and the Company.

8. Miscellaneous. The Company shall pay all expenses and other charges payable in connection with the preparation, issuance and delivery of this Warrant and all substitute Warrants, including, without limitation, the reasonable fees and expenses of one counsel to the Holder provided that such reasonable fees and expenses which arise in connection with the negotiation, execution and delivery of this Warrant, the Master Services Agreement and related transaction documents shall not exceed $5,0000 in the aggregate. The Holder shall pay all taxes (other than any issuance taxes, including, without limitation, documentary stamp taxes, transfer taxes and other governmental charges, which shall be paid by the Company) in connection with such issuance and delivery of this Warrant and the Warrant Shares. In addition, the Holder shall pay all taxes in connection with any sale, assignment or other transfer of this Warrant.

The Company shall maintain, at the office or agency of the Company maintained by the Company, books for the registration and transfer of the Warrant.

9. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, solely for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of this Warrant. This Warrant is a valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor's rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief and equitable remedies. The execution, delivery and performance of this Warrant have been or, on or before March 10, 2003 will be, duly authorized by all necessary corporate or other action of the Company.

The Company or, if appointed, the Transfer Agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company covenants that all Warrant Shares that may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

10. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

11. Registration. The Warrant Shares shall be registered under the Securities Act, to the extent provided in that certain Registration Rights Agreement of even date herewith, by and between the Company and the Holder of this Warrant.

12. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with the laws of the State of New York, and the law of such State shall govern the rights of the parties.

13. Notices. All notices, requests and other communications hereunder shall be in writing, shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. In the case of notices from the Company to the Holder, they shall be sent to the address furnished to the Company in writing by the last Holder who shall have furnished an address to the Company in writing. All notices from the Holder to the Company shall be delivered to the Company at its offices at 509 Madison Avenue, Suite 404, New York, New York 10022, Attention: General Counsel or such other address as the Company shall notify the Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by telex, telecopy or facsimile transmission, at the time that a receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

                            [Signature page follows]

IN WITNESS WHEREOF, this Warrant Agreement has been executed as of the 2nd day of April, 2003.

                             BIOENVISION, INC.

                             By:   /s/ David P. Luci
                                   -------------------------------------------
                                   Name:  David P. Luci
                                   Title: Director of Finance, General Counsel

                                  PURCHASE FORM


                                                          Dated:__________, ____




The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ Warrant Shares and hereby makes payment of $_____________ in payment of the exercise price thereof.

                     ______________________________________

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________ the right represented by the within Warrant to purchase ________ shares of Common Stock of _____________ to which the within Warrant relates and appoints _____________ attorney to transfer said right on the books of ___________________ with full power of substitution in the premises.

Dated:  _________ __, 200_


                              --------------------------------------
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                              Address of Transferee:

                              ------------------------

                              ------------------------

                              ------------------------

In the presence of:

-----------------------